Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2020, relating to the consolidated financial statements and financial statement schedule of Mastech Digital, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ UHY LLP

Farmington Hills, Michigan

July 28, 2020